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                                                                   Exhibit 23.1
                                                      CONSENT OF AMISANO HANSON


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2A2 for Navigator Ventures, Inc., of our report dated January 26, 2001, except as to Note 7, which is as of February 2 and February 12, 2001, relating to the December 31, 2000 financial statements of Navigator Ventures, Inc., which appears in such Prospectus.

/s/ Amisano Hanson
Amisano Hanson


June 20, 2001